POWER OF ATTORNEY



To Sign and File Reports Under Section 16(a) of the Securities
Exchange Act of 1934 With Respect to Equity
Securities of Tollgrade Communications, Inc.




KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Sara M. Antol or Jennifer M. Reinke his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, to sign any and all reports of the undersigned under Section 16(a) of the Securities Exchange Act of 1934 with respect to equity securities of Tollgrade Communications, Inc., and to file the same with the Securities and Exchange Commission and NASDAQ, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorney-in-fact and agent, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in effect unless notice of its revocation shall have been filed by the undersigned with the Securities and Exchange Commission and NASDAQ.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Power of Attorney the date set forth below.


DATE:  January 23, 2006
SIGNATURE:  Jarrod J.S. Siket